                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                 STARTEC GLOBAL COMMUNICATIONS CORPORATION
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                   STARTEC GLOBAL COMMUNICATIONS CORPORATION
                             1151 SEVEN LOCKS ROAD
                            POTOMAC, MARYLAND 20854

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 18, 2001

                            ------------------------

To the Stockholders of
Startec Global Communications Corporation:

    Notice is hereby given that a Special Meeting of Stockholders of Startec Global Communications Corporation (the "Company"), a Delaware corporation, will be held at the Best Western Washington Gateway Hotel, 1251 West Montgomery Avenue, Rockville, Maryland 20850, on October 18, 2001, commencing at
10:00 A.M., for the following purpose, as described in the Proxy Statement accompanying this Notice:

    To request authorization to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.01 per share, from 100,000,000 to 300,000,000.

    The Company's Board of Directors has no knowledge of any other business to be presented or transacted at the Special Meeting.

    Only stockholders of record of the Company's Common Stock on September 24, 2001 are entitled to notice of and to vote at the Special Meeting. Further information as to the matters to be considered and acted upon at the Special Meeting can be found in the accompanying Proxy Statement.

                                          By Order of the Board of Directors,

                                          JEFFREY L. POERSCH
                                          ASSISTANT SECRETARY

September 28, 2001

    YOU ARE CORDIALLY INVITED AND URGED TO ATTEND THE SPECIAL MEETING IN PERSON. TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                   STARTEC GLOBAL COMMUNICATIONS CORPORATION
                             1151 SEVEN LOCKS ROAD
                          POTOMAC, MARYLAND 20854-2905

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 18, 2001

                            ------------------------

    This Proxy Statement, the foregoing Notice of Special Meeting of Stockholders and the enclosed form of proxy are first being sent or delivered to our common stockholders on or about September 28, 2001, in connection with the solicitation by our Board of Directors of proxies for use at a Special Meeting of Stockholders ("Special Meeting") which will be held at the Best Western Washington Gateway Hotel, 1251 West Montgomery Avenue, Rockville, Maryland 20850, on October 18, 2001, commencing at 10:00 A.M. for the purpose set forth in the foregoing Notice of Special Meeting of Stockholders, and at any and all adjournments or postponements thereof.

    The presence in person or by proxy of holders of a majority of the outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), is required to constitute a quorum for the transaction of business at the Special Meeting.

    If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified therein. In the absence of instructions to the contrary, such shares will be voted "FOR" the proposal set forth therein. Any stockholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Assistant Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the Special Meeting.

                            ------------------------

            The date of this Proxy Statement is September 28, 2001.

                              THE SPECIAL MEETING

MATTERS TO BE CONSIDERED

    This Special Meeting has been called to submit for shareholder approval a proposed amendment to the Company's Restated Certificate of Incorporation that would increase the number of authorized shares of the Company's Common Stock (the "Common Stock") from 100,000,000 shares to 300,000,000 shares.

RECORD DATE AND OUTSTANDING STOCK

    The record date ("Record Date") for determining those stockholders entitled to notice of and to vote at the Special Meeting is September 24, 2001. At that date, there were outstanding 16,554,156 shares of Common Stock. The Common Stock is the only outstanding class of securities of the Company entitled to vote at the Special Meeting.

PROXIES

    SOLICITATION. Solicitation of proxies is being made by management at the direction of the Board of Directors, without additional compensation, through the mail, in person or by telephone. The cost of such solicitation will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy-soliciting material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse them for their reasonable expenses in so doing.

    REVOCATION. The execution of a proxy does not affect the right to vote in person at the Special Meeting. A proxy may be revoked by the person giving it at any time before it has been voted at the Special Meeting by submitting a later dated proxy or by giving written notice to the Assistant Secretary of the Company. Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by our Board of Directors.

    SIGNATURES IN CERTAIN CASES. If a stockholder is a corporation, the enclosed proxy should be signed in its corporate name by an authorized officer and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy must be signed by a majority of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or administrator, and his or her title as such should follow the signature.

QUORUM AND VOTING

    The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Special Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock held. The approval of the proposal to amend the Restated Certificate of Incorporation to increase the authorized Common Stock of the Company requires the affirmative vote of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will be counted as votes against the proposal to increase our authorized Common Stock.

    As of September 24, 2001, directors and executive officers of the Company and their affiliates had the power to vote approximately 21.3% of the outstanding Common Stock.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth information regarding the beneficial ownership of the Company's Common Stock on September 24, 2001 by (i) each person known by the Company to be the beneficial owner of more than five percent of any class of its voting securities, (ii) each director and executive officer, and
(iii) all directors and executive officers as a group.

                                                              NUMBER OF   PERCENTAGE OF
NAME AND ADDRESS(1)                                           SHARES(2)       CLASS
-------------------                                           ---------   -------------
Ram Mukunda(3)..............................................  3,528,675       20.40%
Prabhav V. Maniyar(4).......................................    111,316           *
Sudhakar Shenoy(5)..........................................      1,000           *
Nazir G. Dossani(6).........................................      9,000           *
Richard K. Prins(7).........................................     44,000           *
Anthony A. Das(8)...........................................         --           *
John H. Wolaver(9)..........................................         --           *
All Directors and Executive Officers as a group (7
persons)....................................................  3,693,991       21.30%
Liberty Wanger Asset Management, L.P.(10)...................    933,000        5.40%
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606
Zesiger Capital Group, LLC(11)..............................  2,667,100       15.40%
  320 Park Avenue, 30th Floor
  New York, New York 10022

------------------------

   * Represents beneficial ownership of less than one percent of the outstanding shares of our class of Common Stock.

 (1) Unless otherwise noted, the address of all persons listed is c/o Startec Global Communications Corporation, 1151 Seven Locks Road, Potomac, Maryland 20854-2905.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to options, warrants or other rights to purchase which are currently exercisable or are exercisable within 60 days of September 24, 2001 are deemed beneficially owned for computing the percentage ownership of the persons holdings such options, warrants or rights, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares shown.

 (3) Does not include unexercisable options to purchase 170,000 shares of our Common Stock.

 (4) Does not include unexercisable options to purchase 136,000 shares of Common Stock.

 (5) Does not include unexercisable options to purchase 20,000 shares of Common Stock.

 (6) Does not include unexercisable options to purchase 30,000 shares of Common Stock.

 (7) Includes a warrant to purchase 33,000 shares of common stock. Does not include unexercisable options to purchase 30,000 shares of Common Stock.

 (8) Does not include unexercisable options to purchase 49,500 shares of Common Stock.

 (9) Does not include unexercisable options to purchase 36,500 shares of Common Stock.

 (10) As reported on Schedule 13G filed with the SEC on February 14, 2001.

 (11) As reported on Schedule 13G filed with the SEC on December 6, 2000.

                                   PROPOSAL I
     AUTHORIZATION TO AMEND COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
                 TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

    In a meeting held on September 13, 2001, the Board of Directors adopted resolutions approving, and requesting that the stockholders authorize, an amendment to the Company's Restated Certificate of Incorporation, which would increase the number of authorized shares of the Company's Common Stock from 100,000,000 shares to 300,000,000 shares. The Board of Directors determined that this amendment is advisable and directed that it be submitted for the approval of our stockholders at the Special Meeting. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to determine to NOT proceed with this proposed increase in the authorized Common Stock of the Company if, at any time prior to the filing of the proposed amendment with the Delaware Secretary of State, the Board of Directors, in its sole discretion, determines that the increase in the authorized Common Stock of the Company is no longer in the best interests of the Company and its stockholders.

    If this proposal is approved, Paragraph (a) of Article IV of the Restated Certificate of Incorporation of the Company will be amended by deleting said Paragraph (a) in its entirety and substituting in lieu thereof a new Paragraph (a) of Article IV that reads as follows:

    "(a) The total number of shares of capital stock of all classes which the Corporation has authority to issue is three hundred twenty million (320,000,000) shares, three hundred million (300,000,000) shares of which are common stock, par value one cent ($.01) per share ("Common Stock") and twenty million (20,000,000) shares of which are shares of blank check preferred stock, par value One Dollar ($1.00) per share ("Preferred Stock"). Of the authorized shares of Preferred Stock, Twenty Five Thousand (25,000) shares are designated as Series A Junior Participating Preferred Stock (the description of which is set forth in (c) below). The Board of Directors may classify and reclassify in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.'

PURPOSE AND EFFECT OF THE AMENDMENT

    On September 21, 2001, the Company had 16,554,156 shares of Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding. This number does not include 3,062,519 shares reserved for issuance under outstanding options and warrants to purchase shares of Common Stock. As of such date, therefore, there were 80,383,325 shares of authorized Common Stock available for issuance.

    The Board of Directors has deemed it advisable and in the best interests of the Company to amend Paragraph (a) of Article IV of the Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 to 300,000,000. The immediate purpose of such increase is to satisfy the Company's potential obligation to issue shares of Common Stock in connection with a contemplated transaction concerning the Company's outstanding
$160 million 12% Senior Notes due 2008. The Company recently entered into a preliminary agreement with certain holders of the Senior Notes, subject to change, relating to the exchange and cancellation of the Senior Notes. As presently contemplated, the holders of the Senior Notes will receive cash, shares of convertible preferred stock and stock purchase warrants in exchange for their notes. We intend to raise the cash necessary for the transaction from new investors by issuing stock purchase warrants and convertible preferred stock. We anticipate that, upon exercise of their warrants and conversion of their preferred stock, the former holders of the Senior Notes and the new investors will, as a group, control a substantial majority of our outstanding shares of Common Stock.

    We cannot assure you that we will be able to successfully consummate the exchange and cancellation of our Senior Notes. If we are unable to cancel or otherwise restructure our Senior Notes, we will require additional financing to meet the November 2001 interest payment on the Senior Notes and to make payments on our other indebtedness. If such financing is unavailable, we will be required to curtail our operations, and may be required to sell assets to the extent permitted by our debt facilities, and a restructuring, sale or liquidation may be required.

    In addition, the increase in authorized Common Stock is intended to place the Company in a position where it will continue to have a sufficient number of shares of authorized and unissued capital stock which can be issued for or in connection with such corporate purposes as may, from time to time, be considered advisable by the Board of Directors. Having such shares available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued as determined by the Board of Directors of the Company without the expense and delay of a special shareholders' meeting to approve such additional authorized capital stock. Such corporate purposes could include, without limitation: (a) issuance pursuant to stock splits, (b) issuance upon exercise of options granted under the Company's various stock option plans or in connection with other employee benefit plans, (c) issuance upon the conversion of any preferred stock, the exercise of warrants or the conversion of other securities convertible into Common Stock which may be outstanding from time to time, or (d) issuance in connection with an offering to raise capital for the Company.

    The authorized shares of capital stock in excess of those presently issued will have rights identical to the currently outstanding shares of Common Stock of the Company, and will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by the Restated Certificate of Incorporation and applicable laws and regulations. Any future issuance of shares will be subject to the rights of holders of shares of any then outstanding preferred stock. Adoption of the proposed amendment and issuance of additional shares of Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for the effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of voting rights. The proposed amendment would not change the par value of the Common Stock.

    The Amendment, if adopted, may have the result of making it more difficult for any persons or group of persons, other than the current principal shareholders and management, to acquire control of the Company, even if such attempt would be beneficial to the Company and its stockholders by expanding the ability of the Company to issue shares and thereby dilute the voting power of any person or group that might accumulate shares in order to attempt to effect a change in control. Although the Amendment might have such effect, the Amendment has been proposed by the Board of Directors for the reasons set forth above and not for anti-takeover reasons, and, other than in connection with the transactions describe above, we are not aware of any specific effort to accumulate our Common Stock or obtain control of the Company. Stockholders have no cumulative voting rights; neither the bylaws nor the Restated Certificate of Incorporation of the Company contains any anti-takeover provisions except for
(a) a staggered Board of Directors; (b) certain supermajority voting provisions;
(c) the Board is authorized to reclassify our capital stock; (d) removal of directors only for cause and by stockholders; and (e) a Stockholder Rights Plan is currently effect.

    If approved by the shareholders as hereinafter provided, the Amendment will become effective upon the filing of articles of amendment relating thereto with the Secretary of State of Delaware, which will occur, provided that the Board of Director still deems such action to be in the best interest of the Company and its stockholders, as soon as reasonably practicable following such approval.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL I.

                                 OTHER MATTERS

    The Board of Directors is not aware of any other matters to be presented at the Special Meeting or any adjournment thereof. If any other matters come before the Special Meeting, however, it is intended that shares of Common Stock represented by proxy will be voted in accordance with the judgment of the persons named on the enclosed proxy card.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Any stockholder who wishes to submit a proposal for inclusion in our proxy statement for the 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must deliver the proposal in writing on or prior to March 8, 2001. Any stockholder proposal or nomination submitted outside the processes of Rule 14a-8 (to be presented at the 2002 Annual Meeting of Stockholders but not to be included in our proxy statement) will be considered "untimely" unless it is delivered within 10 days following the date on which we mail the proxy statement relating to the 2002 Annual Meeting of Stockholders. All such proposals and nominations must be delivered in writing to our principal executive offices at 1151 Seven Locks Road, Potomac, Maryland 20854 Attention: Assistant Secretary, and must otherwise comply with the rules and regulations of the Securities and Exchange Commission, Delaware law, and our bylaws and Restated Certificate of Incorporation.

                                     PROXY
                   STARTEC GLOBAL COMMUNICATIONS CORPORATION
               PROXY FOR SPECIAL MEETING OF STOCKHOLDERS 10/18/01

    The undersigned revoking all prior proxies hereby appoints RAM MUKUNDA and PRABHAV V. MANIYAR, or either of them acting in the absence of the other, with full power of substitution, the proxy or proxies for and in the name of the undersigned of the undersigned to attend the Special Meeting of Stockholders of Startec Global Communications Corporation, to be held on October 18, 2001, and at any adjournments thereof, to vote the shares of Common Stock of Startec Global Communications Corporation that the signer would be entitled to vote if personally present as indicated below and on the reverse side hereof and in their judgement on any other matters brought before the meeting, all as set forth in the Notice of Meeting and Proxy Statement of Startec Global Communications Corporation dated September 28, 2001, receipt of which is hereby acknowledged.

    Please date, sign and return promptly.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STARTEC GLOBAL COMMUNICATIONS CORPORATION.

--------------------------------------------------------------------------------

                  (Continued and to be signed on other side).

1. AUTHORIZATION TO AMEND COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK, PER VALUE $.01 PER SHARE, FROM 100,000,000 TO 300,000,000.

     / / FOR PROPOSAL I     / / AGAINST PROPOSAL I    / / ABSTAIN FROM VOTING ON
PROPOSAL I

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR AT ANY ADJOURNMENT(S) THEREOF.

--------------------------------------------------------------------------------

The Board of Directors recommends that you vote FOR Proposal I.

Your signature(s) on this form of proxy should be exactly as your name and/or names appear on this proxy. If the stock is held jointly, each holder should sign. If signing is by an attorney, executor, administrator, trustee or guardian, please give full title.

                                              Dated ______________________, 2001

                                              __________________________________
                                              Signature

                                              __________________________________
                                              Signature

                                              THE SHARES REPRESENTED BY THIS
                                              PROXY WILL BE VOTED AS DIRECTED BY
                                              THE STOCKHOLDER. IF NO DIRECTION
                                              IS GIVEN WHEN THE FULLY EXECUTED
                                              PROXY IS RETURNED, SUCH SHARES
                                              WILL BE VOTED IN ACCORDANCE WITH
                                              THE RECOMMENDATION OF THE BOARD OF
                                              DIRECTORS FOR PROPOSAL I.